Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Anu Ahluwalia

    (212) 299-2439

NYMEX AND COMEX GOVERNORS SIGN AGREEMENT FOR COMEX TRADING RIGHTS

New York, N.Y., September 21, 2006 — NYMEX Holdings, Inc. announced today that, along with its exchange subsidiaries New York Mercantile Exchange, Inc. and Commodity Exchange, Inc., it has signed a transaction agreement with the COMEX Governors Committee regarding the COMEX Division member rights, including electronic trading rights.

In exchange for the termination of the COMEX Merger Agreement that NYMEX and COMEX entered into in 1994, each COMEX member will receive 8,400 shares of NYMEX common stock for each COMEX seat owned by such member, certain trading rights protections, and, as they were previously entitled under the COMEX Merger Agreement, a payment of $10 million, in the aggregate, from the proceeds of an initial public offering of NYMEX.

Completion of the transaction will entitle NYMEX to list all COMEX contracts and new metals contracts electronically for overnight and side-by-side trading. In addition, metals contracts may be listed for clearing on the NYMEX ClearPort® platform, and NYMEX will have the right to make electronic trading privileges available to third parties.

The transaction between NYMEX and COMEX is subject to a number of conditions, including COMEX member approval, NYMEX shareholder approval, and applicable regulatory approvals. As a result, there can be no assurance, of when, or if, this transaction will be completed.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

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Forward Looking and Cautionary Statements

This press release may contain forward–looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to our future performance, operating results, strategy, and other future events. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, and similar words and terms, in connection with any discussion of future results. Forward–looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in forward-looking statements. In particular, the forward–looking statements of NYMEX Holdings, Inc., and its subsidiaries are subject to the following risks and uncertainties: the success and timing of new futures contracts and products; changes in political, economic, or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including without limitation, actions by the Commodity Futures Trading Commission; and terrorist activities and international hostilities, which may affect the general economy as well as oil and other commodity markets. We assume no obligation to update or supplement our forward-looking statements.

Statement Regarding Available Information

Please note that this is not intended to be a solicitation for proxy. NYMEX has filed with the Securities and Exchange Commission a preliminary proxy statement. NYMEX’s stockholders are urged to read the definitive proxy statement in its entirety, when it becomes available, and any other related documents NYMEX may issue, because they will contain important information about NYMEX, the transaction, the persons soliciting proxies in connection with the transaction and the interests of these persons in the transaction and related matters. These documents may be obtained for free at the SEC’s website (www.sec.gov). Additional information on how to obtain these documents from NYMEX will be made available to stockholders. Information about the directors and executive officers of NYMEX and their ownership of NYMEX stock is set forth in the proxy statement.